UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

nCoat, Inc.
(Exact name of registrant as specified in its charter)

Date of Report (Date of earliest event reported): June 22, 2007 (June 19, 2007)

Delaware	333-121660	98-0375406
State of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7237 Pace Drive
P.O. Box 38
Whitsett, NC 27377
(Address of principal executive offices)

Registrant's telephone number, including area code (336) 447-2000

 (Former name and address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2007, nCoat, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with MCC, Inc., a Pennsylvania corporation d/b/a “Metallic Ceramic Coatings” (“MCC”), and Michael Novakovic and Phebe Novakovic (collectively, the “Stockholders”), pursuant to which the Company agreed to purchase from the Stockholders all of the outstanding capital stock (the “Shares”) of MCC.  The Agreement provides for a payment by the Company to the Stockholders of a purchase price for the Shares of $6.5965 per Share, not to exceed $6,000,000 (the “Purchase Price”). Of the Purchase Price, the Company agreed to pay $5,000,000 in cash, with the remaining $1,000,000 to be paid in 1,333,333 shares of restricted common stock of the Company.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 19, 2007, the Company issued a press release announcing its entry into the Agreement. The press release is attached hereto as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 8.01	Other Events.

Effective as of June 14, 2007, Bert Wonnacott became the Company’s Chief Development Officer, and Steve Williams became the Company’s Vice President of Distributed Business Development.  Previously, Mr. Wonnacott worked as the Company’s Chief Legal Officer, and Mr. Williams worked as the Company’s Chief Information Officer.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

2.1	Stock Purchase Agreement by and among nCoat, Inc., MCC, Inc., and Michael Novakovic and Phebe Novakovic, dated June 19, 2007.

99.1	Press Release issued by nCoat, Inc., on June 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2007	nCoat, Inc.

By: /s/ Paul S. Clayson
Name: Paul S. Clayson
Title: Chief Executive Officer